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                  SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY

                       MAXIMUM ANNIVERSARY VALUE OPTIONAL
                            DEATH BENEFIT ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Endorsement becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail. Capitalized terms used in this Endorsement have the same meaning as they have in the Contract.

This Endorsement modifies the "DEATH PROVISIONS" in the Contract as set forth below.

                                ENDORSEMENT DATA

MAXIMUM ANNIVERSARY VALUE   Annual fee of [0.25%] of the average daily ending
OPTIONAL DEATH BENEFIT      value of the assets attributable to the Accumulation
CHARGE:                     Units of the Variable Portfolio(s) to which Your
                            Contract is allocated. We deduct this charge daily.
                            This charge is in addition to other charges, fees
                            and expenses described in Your Contract.

The "AMOUNT OF DEATH BENEFIT" provisions are replaced as follows:

     MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

     If the Owner was age [82 or younger] on the Contract Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit as the greatest of:

          1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

          2. Net Purchase Payment(s) received prior to the Owner's [86th] birthday; or

          3. The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of:

                    a)   The Owner's [83rd] birthday; or

                    b)   The Owner's date of death;

               plus Purchase Payment(s) received since that Contract anniversary, but prior to the Owner's [86th] birthday, and reduced proportionately for any Withdrawals since that Contract ANNIVERSARY.

     SPOUSAL BENEFICIARY CONTINUATION

     If the Spousal Beneficiary continues the Contract on the Continuation Date and Upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:

     If the Spousal Beneficiary was age [82 or younger] on the Continuation Date, We will calculate the Death Benefit as the greatest of:

ASE-6255 (12/10)

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          1.   The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

          2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and reduced proportionately for any Withdrawals after the Continuation Date; or

          3. The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:

                    a)   The Spousal Beneficiary's [83rd] birthday; or

                    b)   The Spousal Beneficiary's date of death;

               plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, but prior to the Spousal Beneficiary's [86th] birthday, and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.

     If the Spousal Beneficiary was at least age [83 but younger than age 86] on the Continuation Date, and if the Owner did not elect a living benefit or a guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

          1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

          2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, but prior to the Spousal Beneficiary's [86th] birthday, and reduced proportionately for any Withdrawals after the Continuation Date.

     If the Spousal Beneficiary was at least age [83 but younger than age 86] on the Continuation Date, and if the Owner elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

          1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

          2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and reduced by:

                    a) any Withdrawal Adjustments after the Continuation Date if the benefit has not been terminated; or

                    b) any Withdrawal Adjustments after the Continuation Date and prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals after the Continuation Date and on and after the date the benefit is terminated.

If the Spousal Beneficiary was age [86 or older] on the Continuation Date, the Death Benefit will be the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.


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Signed for the Company to be effective on the Contract Date.

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY


/s/ Mallary L. Reznik                   /s/ Jana W. Greer
-------------------------------------   ----------------------------------------
Mallary L. Reznik                       Jana W. Greer
Senior Vice President                   President



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